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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 33-10631, 33-56772, 33-82560, 333-19265,
333-31391, 333-45348, 333-31393, 333-63304, 333-65547 and 333-103462) and Forms
S-3 (File No's. 333-27189, 333-37946, 333-86617 and 333-48097) of our report dated March 7, 2003, relating to the consolidated financial statements and financial statement schedule of International Remote Imaging Systems, Inc. and subsidiaries for each of the two years ended December 31, 2002, which appears in this Form 10-K.

/s/BDO Seidman, LLP

Los Angeles, California
March 27, 2003